EXHIBIT 4.8(g)

SMITHFIELD FOODS, INC.

AMENDMENT AGREEMENT NO. 4

As of March 25, 2004

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Issuer”) agrees with you as follows:

1. PRELIMINARY STATEMENTS.

The Issuer issued and sold:

(a) Twenty-Five Million Dollars ($25,000,000) in aggregate principal amount of Reset Rate Series O 5/10 Year Senior Secured Notes (as they may be amended, restated or otherwise modified from time to time, the “Series O Notes”); and

(b) Thirty Million Dollars ($30,000,000) in aggregate principal amount of its Adjustable Rate Series P 5/10 Year Senior Secured Notes (as they may be amended, restated or otherwise modified from time to time, the “Series P Notes” and, together with the Series O Notes, collectively, the “Notes”), pursuant to those separate Note Purchase Agreements each dated as of March 1, 2002 between the Issuer and the purchasers named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 31, 2002, that certain Amendment Agreement No. 2, dated as of April 4, 2003 and that certain Amendment Agreement No. 3, dated as of October 31, 2003, the “Existing Purchase Agreements”). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the outstanding aggregate principal amount of the Notes as of the date hereof indicated in such Annex.

In connection with the Issuer’s agreement to sell its Canadian subsidiaries to Maple Leaf Foods, Inc. (the “Transaction”), the Required Holders previously agreed to amend the Existing Purchase Agreements to exclude certain effects of the Transaction from certain of the restrictions set forth in Section 6.15 of the Existing Purchase Agreements relating to Transfers of Property by the Issuer and its Subsidiaries. Such exclusion is contingent upon certain conditions, including the consummation of the Transaction on or before April 1, 2004. Due to pending regulatory approvals, the Issuer has requested that the Current Holders extend such date until April 30, 2004.

2.	DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3.	AMENDMENT TO EXISTING PURCHASE AGREEMENTS.

The Required Holders and the Issuer hereby agree to amend clause (e) of the definition of “Smithfield Canada Transfer Conditions” set forth in section 9.1 of the Existing Purchase Agreements by deleting the phrase, “such Transfer is consummated on or before April 1, 2004”, and substituting in its place the phrase, “such Transfer is consummated on or before April 30, 2004”. Such amendment is referred to herein as the “Amendment”.

4.	CONSENT.

The Required Holders hereby consent to the execution and delivery of amendments to those certain separate Amended and Restated Note Purchase Agreements, dated as of October 31, 1999, between the Issuer and each of the purchasers listed on Annex 1 thereto, those certain separate Note Purchase Agreements, dated as of June 2, 2000 between the Issuer and each of the purchasers listed on Annex 1 thereto, and those certain separate Amended and Restated Note Purchase Agreements, dated as of October 27, 1999, between the Issuer and each of the purchasers listed on Annex 1 thereto. Each such amendment shall be substantially in the form of this Amendment Agreement.

5.	EXPENSES.

Whether or not the Amendment becomes effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 5 shall limit the Issuer’s obligations pursuant to Section 1.5 of the Existing Purchase Agreements.

6.	MISCELLANEOUS.

6.1.	Part of Existing Purchase Agreements; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

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6.2.	Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

6.3.	Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

[Remainder of page intentionally left blank. Next page is signature page.]

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this Amendment Agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

SMITHFIELD FOODS, INC.

By :	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 4 (O-P)]

The foregoing Amendment Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Authorized Signatory

INVESTORS PARTNER LIFE INSURANCE COMPANY

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Authorized Signatory

SIGNATURE 5 L.P.
By: John Hancock Life Insurance Company, as Portfolio Advisor

By:	/s/ Kenneth Warlick
Name:	Kenneth Warlick
Title:	Managing Director

COBANK, ACB

By:	/s/ Jim Stutzman
Name:	Jim Stutzman
Title:	Assistant Vice President

[Signature Page to Amendment Agreement No. 4 (O-P)]

The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC

By:	John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

BROWN’S FARMS, LLC
By:	Brown’s of Carolina LLC, as sole member
By:	Murphy-Brown LLC, as sole member
By:	John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP
By:	Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC
By:	The Smithfield Packing Company Incorporated, as sole member

GREAT LAKES CATTLE CREDIT COMPANY, LLC
By:	Packerland Holdings, Inc., as sole member

[Signature Page to Amendment Agreement No. 4 (O-P)]

SMITHFIELD-CARROLL’S FARMS
By:	Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP
By:	Brown’s Farms, LLC, its partner
By:	Brown’s of Carolina LLC, its sole member and manager
By:	Murphy-Brown LLC, its sole member and manager
By:	John Morrell & Co., as sole member and
By:	Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP
By:	Smithfield Packing Real Estate, LLC, its partner
By:	The Smithfield Packing Company, Incorporated, its sole member and manager and
By:	Smithfield Purchase Corporation, its partner

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President

[Signature Page to Amendment Agreement No. 4 (O-P)]

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

As of March 25, 2004

Name of Current Holder	Aggregate Principal Amount of Series O Notes Held	Aggregate Principal Amount of Series P Notes Held
John Hancock Life Insurance Company	$15,833,333.08	$-0-
John Hancock Variable Life Insurance Company	$624,999.99	$-0-
Investors Partner Life Insurance Company	$208,333.33	$-0-
Signature 5 L.P.	$4,166,666.60	$-0-
CoBank, ACB	$-0-	$25,000,000

Total	$20,833,333	$25,000,000

Annex 1